UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2015

CORD BLOOD AMERICA, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1857 Helm Drive, Las Vegas, NV 89119
 (Address of Principal Executive Office) (Zip Code)

(702) 914-7250
(Registrant’s telephone number, including area code)
_______________________________

Copies to:
Joseph R. Vicente
1857 Helm Drive, Las Vegas, NV 89119
Phone: (702) 914-7250
Fax: (702) 914-7251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

After the election of three (3) additional Directors to the Board of Directors of the Company effective April 15, 2015 and as set forth in the Company’s Form 8-K filing on April 16, 2015, the Company’s Board of Directors is now comprised of: David Sandberg, Anthony Snow, Adrian Pertierra, Joseph Vicente, who is also the Company’s President, and Timothy McGrath.

On April 17, 2015, the Board established compensation for non-management Directors of $5,000 per year, plus $1,000 per year for the Chairman of the Nominating & Governance Committee (currently Adrian Pertierra), $2,000 per year for the Chairman of the Compensation Committee (currently Tim McGrath), $3,000 per year for the Chairman of the Audit Committee (currently Anthony Snow), and $4,000 per year for the Chairman of the Board (currently David Sandberg).  David Sandberg, the Chairman of the Board, has informed the Board that he will waive all board compensation for 2015 due to him.  Joseph Vicente will receive no compensation for serving as a Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.
(Registrant)

Date: April 22, 2015	By:	/s/ Joseph R. Vicente
President